EX-28.h.1.x

DFA INVESTMENT DIMENSIONS GROUP INC.

TRANSFER AGENCY AGREEMENT

ADDENDUM NUMBER TWENTY-FOUR

THIS ADDENDUM is made as of the 8th day of May, 2010, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the “Fund”), and PNC GLOBAL INVESTMENT SERVICING (U.S.) INC. (formerly, PFPC Inc.), successor to “Provident Financial Processing Corporation” (the Transfer Agent” or “PNC”).

WITNESSETH:

WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

WHEREAS, the Fund has retained PNC to serve as the Fund’s transfer agent, registrar and dividend disbursing agent, pursuant to a Transfer Agency Agreement, dated June 19, 1989, as amended (the “Agreement”), which, as of the date hereof, remains in full force and effect; and

WHEREAS, Paragraph 1 of the Agreement provides that PNC shall provide such services to any class of shares created by the Fund after the date of the Agreement, upon the mutual agreement of the Fund and the Transfer Agent; and

WHEREAS, PNC has provided such services to the U.S. Large Company Portfolio (the “Portfolio”) of the Fund; and

WHEREAS, on May 7, 2010 the Portfolio was reorganized into the U.S. Large Company Institutional Index Portfolio (“LCII”), a portfolio of Dimensional Investment Group Inc. (“DIG”); and

WHEREAS, pursuant to the reorganization, (i) LCII acquired substantially all of the assets of the Portfolio, in exchange solely for shares of capital stock of LCII; (ii) the shares of LCII were distributed to the shareholders of the Portfolio according to their respective interests in the Portfolio; and (iii) the Portfolio was subsequently liquidated and dissolved; and

WHEREAS, Paragraph 23 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1. The Agreement is amended to provide that those portfolios set forth on “Schedule A, Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated May 8, 2010,” which is attached hereto, shall be “Shares” under the Agreement.

2. In all other respects, the Agreement shall remain unchanged and in full force and effect.

3. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. The effective date of this Addendum shall be May 8, 2010.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Twenty-Four to the Agreement to be executed by their duly authorized officers designated below on the day and year first written above.

DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ Julie Henderson
Name:	Julie C. Henderson
Title:	Vice President and Controller

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:	/s/ Michael DeNofrio
Name:	Michael DeNofrio
Title:	Ex V.P.

Amended and Restated

May 8, 2010

SCHEDULE A

PORTFOLIOS OF

DFA INVESTMENT DIMENSIONS GROUP INC.

U.S. Small Cap Portfolio

U.S. Small Cap Value Portfolio

U.S. Large Cap Value Portfolio

Enhanced U.S. Large Company Portfolio

U.S. Micro Cap Portfolio

U.S. Targeted Value Portfolio (formerly, U.S. Small XM Value Portfolio)

LWAS/DFA International High Book to Market Portfolio

Emerging Markets Portfolio

Japanese Small Company Portfolio

United Kingdom Small Company Portfolio

Continental Small Company Portfolio

Pacific Rim Small Company Portfolio

DFA One-Year Fixed Income Portfolio

DFA Two-Year Global Fixed Income Portfolio

Emerging Markets Value Portfolio

DFA Real Estate Securities Portfolio

DFA International Small Cap Value Portfolio

Large Cap International Portfolio

DFA Five-Year Global Fixed Income Portfolio

DFA Intermediate Government Fixed Income Portfolio

DFA Five-Year Government Portfolio

VA U.S. Targeted Value Portfolio (formerly, VA Small Value Portfolio)

VA U.S. Large Value Portfolio (formerly, VA Large Value Portfolio)

VA International Value Portfolio

VA International Small Portfolio

VA Short-Term Fixed Portfolio

VA Global Bond Portfolio

International Small Company Portfolio

Emerging Markets Small Cap Portfolio

Tax-Managed U.S. Targeted Value Portfolio (formerly Tax-Managed U.S. Small Cap Value Portfolio)

Tax-Managed U.S. Small Cap Portfolio

Tax-Managed DFA International Value Portfolio

Tax-Managed U.S. Marketwide Value Portfolio

Tax-Managed U.S. Equity Portfolio

DFA Short-Term Municipal Bond Portfolio

Emerging Markets Core Equity Portfolio

Emerging Markets Social Core Equity Portfolio (formerly Emerging Markets Social Core Portfolio)

DFA Inflation-Protected Securities Portfolio

DFA International Real Estate Securities Portfolio

DFA California Short-Term Municipal Bond Portfolio

T.A. U.S. Core Equity 2 Portfolio

U.S. Social Core Equity 2 Portfolio

CSTG&E U.S. Social Core Equity 2 Portfolio

CSTG&E International Social Core Equity Portfolio

DFA Selectively Hedged Global Fixed income Portfolio

U.S. Sustainability Core 1 Portfolio

International Sustainability Core 1 Portfolio

T.A. World ex U.S. Core Equity Portfolio

DFA Global Real Estate Securities Portfolio

DFA International Value ex Tobacco Portfolio

International Vector Equity Portfolio

DFA Short-Term Extended Quality Portfolio